Ibotta Reports Second Quarter 2025 Financial Results

Revenue declined by 2% year-over-year to $86.0 million

Redemption revenue declined by 1% year-over-year to $73.2 million

Generated net income of $2.5 million, representing net income as a percent of revenue of 3%, and Adjusted EBITDA of $17.9 million, representing a 21% Adjusted EBITDA margin

Generated cash from operating activities of $25.9 million and free cash flow of $18.9 million

DENVER, August 13, 2025 (Business Wire) -- Ibotta, Inc. (NYSE: IBTA), which operates the largest item-level digital promotions network in North America, today announced financial results for the second quarter ended June 30, 2025.

“Ibotta is working hard to bring the power of performance marketing to the CPG industry, allowing our clients to drive profitable revenue growth at scale,” said Ibotta CEO and founder, Bryan Leach. “We are working to fundamentally shift the ways promotions are perceived which requires us to reinvent how they are measured and change how they are purchased to more closely resemble other forms of digital media, where advertisers turn on campaigns and leave them on as long as they are delivering positive incremental returns on investment. We believe this transformation will allow us to capture a greater portion of our total addressable market for CPG marketing spend, unlock advertiser supply, and take advantage of our fast-growing network, both now and into the future. I also want to welcome Matt Puckett to Ibotta as our new CFO. We are thrilled to have his leadership as we move into our next phase of growth.”

Second Quarter 2025 Financial Highlights:

•Total revenue of $86.0 million, representing a year-over-year decline of 2%.
•Total redemption revenue of $73.2 million, a decrease of 1% year-over-year.
•During the quarter, the IPN had 17.3 million redeemers, compared to 13.7 million redeemers in the second quarter of 2024, an increase of 27% year-over-year. The primary driver of year-over-year growth was the launch of Instacart during the fourth quarter of 2024, like-for-like growth at our existing publishers, and the partial launch of DoorDash.
•Increased third-party publisher redemptions to 58.6 million, compared to 52.1 million in the second quarter of 2024, an increase of 12% year-over-year.
•Generated net income of $2.5 million, representing net income as a percent of revenue of 3%, and adjusted net income of $14.9 million, representing adjusted net income as a percent of revenue of 17%.
•Delivered Adjusted EBITDA of $17.9 million, representing an Adjusted EBITDA margin of 21%.

•Generated cash from operating activities of $25.9 million and free cash flow of $18.9 million.
•Repurchased 1.4 million shares for a total of $67.5 million at an average price per share of $46.59, exclusive of broker commissions and excise tax.

The following table summarizes the Company’s financial results for the three and six months ended June 30, 2025 and 2024:

	Three months ended June 30,		% Change	Six months ended June 30,		% Change
	2025	2024		2025	2024

	(in thousands, except per share figures and percentages)
GAAP Results
Redemption revenue	$73,208	$73,951	(1)%	$146,607	$141,940	3%
Revenue	$86,029	$87,926	(2)%	$170,603	$170,253	—%
Net income	$2,490	$(33,966)	107%	$3,045	$(24,669)	112%
Net income per share, diluted	$0.08	$(1.32)	106%	$0.10	$(1.41)	107%
Net income as a percent of revenue	3%	(39)%		2%	(14)%

Non-GAAP Results
Adjusted EBITDA	$17,882	$25,274	(29)%	$32,555	$47,933	(32)%
Adjusted EBITDA margin	21%	29%		19%	28%
Adjusted net income	$14,892	$19,859	(25)%	$27,001	$35,257	(23)%
Adjusted net income per share, diluted	0.49	0.68	(28)%	0.85	1.76	(52)%

The following table summarizes the Company’s performance metrics for the three and six months ended June 30, 2025 and 2024:

	Three months ended June 30,			Six months ended June 30,
	2025	2024	% Change	2025	2024	% Change

	(in thousands, except per share figures and percentages)
Performance Metrics
Redemptions:
Direct-to-consumer redemptions	21,933	28,573	(23)%	43,561	56,248	(23)%
Third-party publisher redemptions	58,551	52,142	12%	119,763	95,934	25%
Total redemptions	80,484	80,715	—%	163,324	152,181	7%
Redeemers:
Direct-to-consumer redeemers	1,594	1,800	(11)%	1,625	1,864	(13)%
Third-party publisher redeemers	15,742	11,902	32%	15,588	11,230	39%
Total redeemers	17,336	13,702	27%	17,213	13,095	31%
Redemptions per redeemer:
Direct-to-consumer redemptions per redeemer	13.8	15.9	(13)%	26.8	30.2	(11)%
Third-party publisher redemptions per redeemer	3.7	4.4	(15)%	7.7	8.5	(9)%
Total redemptions per redeemer	4.6	5.9	(21)%	9.5	11.6	(18)%
Redemption revenue per redemption:
Direct-to-consumer redemption revenue per redemption	$1.12	$1.13	—%	$1.14	$1.16	(2)%
Third-party publisher redemption revenue per redemption	$0.83	$0.80	4%	$0.81	$0.80	1%
Total redemption revenue per redemption	$0.91	$0.92	(1)%	$0.90	$0.93	(3)%

Note that certain figures shown above may not recalculate due to rounding.

Second Quarter 2025 Business Highlights:

•27% year-over-year growth in quarterly redeemers on the Ibotta Performance Network.
•Ibotta digital offers became available to the majority of DoorDash customers.
•Added to our Revenue leadership team with new hires in the roles of SVP of Enterprise Sales and SVP of Business Marketing and subsequent to quarter-end, SVP of Revenue Operations.
•Subsequent to quarter-end, announced the hiring of Matt Puckett as CFO.
•Subsequent to quarter-end, implemented a sales re-organization and held our Summer Sales Kick Off, where we introduced a simplified sales motion and paved the way for our transition to performance marketing.

Financial Guidance:

Third quarter 2025 outlook summary:

•Revenue of $79.0 - $84.0 million, a year-over-year decrease of 17% at the midpoint.
•Adjusted EBITDA of $9.5 - $13.5 million, representing a margin of 14% at the midpoint.

Guidance for Adjusted EBITDA is earnings before interest income, net, provision for income taxes, and depreciation and amortization, and excludes stock-based compensation, restructuring charges, and other expense, net. We have not reconciled Adjusted EBITDA to GAAP net income for our guidance because we do not provide guidance on GAAP net income and would not be able to present the various reconciling cash and non-cash items between the GAAP and non-GAAP financial measures since certain items that impact these measures are uncertain or out of our control, or cannot be reasonably predicted, including share-based compensation expense, without unreasonable effort. The actual amounts of such reconciling items could have a significant impact on the Company's GAAP net income.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income as a percent of revenue, adjusted diluted net income per share and free cash flow that supplement the condensed financial statements of the Company prepared under generally accepted accounting principles (GAAP). The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please see the accompanying tables for reconciliations of these non-GAAP financial measures to their nearest GAAP equivalents.

Adjusted EBITDA is earnings before interest income, net, provision for income taxes, and depreciation and amortization, and excludes stock-based compensation, change in fair value of derivative, loss on debt extinguishment, restructuring charges, and other expense, net. Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percent of revenue. Adjusted net income excludes stock-based compensation, loss on debt extinguishment, change in fair value of derivative, restructuring charges, and the related income tax effects. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments). Adjusted diluted net income per share is calculated as adjusted net income divided by diluted weighted average common shares outstanding. Free cash flow is defined as cash provided by operating activities, less additions to property and equipment and capitalization of software development costs.

The Company's management believes that these non-GAAP measures can assist investors in evaluating the Company's operational trends, financial performance, and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures versus their nearest GAAP equivalents. The Company’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. These non-GAAP measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but are included solely for informational and comparative purposes. Non-GAAP financial measures are subject to limitations and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. In light of these limitations, management also reviews the specific items that are excluded from our non-GAAP measures, as well as trends in these items.

Second Quarter 2025 Financial Results Webcast and Conference Call Details

When:	Wednesday, August 13, 2025 at 2:30 p.m. MT/ 4:30 p.m. ET
Webcast:	ir.ibotta.com

Key Business Terms and Notes

Ibotta Performance Network (IPN): An AI-enabled technology platform that allows CPG brands to deliver digital promotions to consumers via a network of publishers, in a coordinated fashion and on a fee-per-sale basis.

Redeemers: A consumer who has redeemed at least one digital offer within the time period specified. If a consumer were to redeem on more than one publisher during that period, they would be counted as multiple redeemers. Year-to-date redeemers are calculated as the average of current year quarter-to-date redeemers.

Redemptions: A verified purchase of an item qualifying for an offer by a client on the IPN.

Redemption Revenue: The Company’s customers promote their products and services to consumers through cash back offers on the IPN. The Company earns a fee per redemption which is recognized in the period in which the redemption occurred. The Company may also charge fees to set up a redemption campaign which are deferred and recognized over the average duration of historical redemption campaigns.

About Ibotta ("I bought a...")

Ibotta (NYSE: IBTA) is a leading provider of digital promotions for CPG brands, reaching over 200 million consumers through a network of publishers called the Ibotta Performance Network (IPN). The IPN allows marketers to influence what people buy, and where and how often they shop – all while paying only when their campaigns directly result in a sale. American shoppers have earned over $2.5 billion through the IPN since 2012. The largest tech IPO in history to come out of Colorado, Ibotta is headquartered in Denver, and is continually listed as a top place to work by The Denver Post and Inc. Magazine.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements relating to expectations concerning matters that are not historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements by our CEO and founder about our ability to transition our product and go-to-market, and the Company’s financial guidance, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These and other factors are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof, except as required by law.

Ibotta, Inc.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue	$86,029	$87,926	$170,603	$170,253
Cost of revenue(1)	17,925	12,283	35,017	22,798
Gross profit	68,104	75,643	135,586	147,455
Operating expenses(1):
Sales and marketing(2)	28,809	50,018	58,667	78,147
Research and development	14,745	17,526	32,814	31,167
General and administrative	22,264	28,708	43,650	41,862
Depreciation and amortization	1,048	1,048	2,020	2,031
Total operating expenses	66,866	97,300	137,151	153,207
Income (loss) from operations	1,238	(21,657)	(1,565)	(5,752)
Interest income, net	2,636	2,672	6,321	867
Loss on debt extinguishment	—	(9,630)	—	(9,630)
Other expense, net	(6)	(1,414)	(405)	(3,116)
Income (loss) before provision for income taxes	3,868	(30,029)	4,351	(17,631)
Provision for income taxes	(1,378)	(3,937)	(1,306)	(7,038)
Net income (loss)	$2,490	$(33,966)	$3,045	$(24,669)
Net income (loss) per share:
Basic	$0.09	$(1.32)	$0.10	$(1.41)
Diluted	$0.08	$(1.32)	$0.10	$(1.41)
Weighted average common shares outstanding:
Basic	28,479,977	25,659,465	29,623,352	17,484,092
Diluted	30,433,519	25,659,465	31,819,817	17,484,092

(1)Amounts include stock-based compensation expense as follows (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Cost of revenue	$625	$365	$1,282	$523
Sales and marketing(2)	4,873	26,808	10,002	30,430
Research and development	2,500	4,036	5,647	4,589
General and administrative	5,644	13,608	10,463	14,120
Total stock-based compensation expense	$13,642	$44,817	$27,394	$49,662

(2)Stock-based compensation expense included in sales and marketing includes common stock warrant expense of $2.1 million and $21.9 million recognized during the three months ended June 30, 2025 and 2024, respectively, and $4.3 million and $24.9 million recognized during the six months ended June 30, 2025 and 2024, respectively.

Ibotta, Inc.
CONDENSED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$250,549	$349,282
Restricted cash	58	408
Accounts receivable, net	208,976	220,883
Prepaid expenses and other current assets	23,064	11,168
Total current assets	482,647	581,741
Property and equipment, net	9,044	1,951
Capitalized software development costs, net	19,054	16,201
Equity investment	4,531	4,531
Deferred tax assets, net	74,407	73,211
Operating lease assets	10,357	—
Other long-term assets	738	794
Total assets	$600,778	$678,429
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,596	$7,160
Due to third-party publishers	94,713	93,982
Deferred revenue	5,148	4,964
User redemption liability	70,922	74,006
Accrued expenses	17,831	17,965
Other current liabilities	4,823	6,088
Total current liabilities	204,033	204,165
Long-term liabilities:
Operating lease liabilities, long-term	24,923	—
Unrecognized tax benefits, long-term	17,694	16,981
Total liabilities	246,650	221,146
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	—	—
Class B common stock	—	—
Additional paid-in capital	664,427	629,050
Treasury stock	(172,898)	(31,321)
Accumulated deficit	(137,401)	(140,446)
Total stockholders' equity	354,128	457,283
Total liabilities and stockholders' equity	$600,778	$678,429

Ibotta, Inc.
CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six months ended June 30,
	2025	2024
Operating activities
Net income (loss)	$3,045	$(24,669)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,610	4,023
Impairment of capitalized software development costs	241	366
Stock-based compensation expense	23,049	24,802
Common stock warrant expense	4,345	24,860
Credit loss expense	1,454	681
Loss on extinguishment of debt	—	9,630
Amortization of debt discount and issuance costs	75	1,029
Change in fair value of convertible notes derivative liability	—	3,085
Other	10	23
Changes in assets and liabilities:
Accounts receivable	10,463	16,741
Other current and long-term assets	(23,467)	(1,603)
Accounts payable	1,126	(2,917)
Due to third-party publishers	731	7,387
Accrued expenses	(1,535)	(7,787)
Deferred revenue	184	203
User redemption liability	(3,084)	(3,487)
Other current and long-term liabilities	24,468	2,019
Net cash provided by operating activities	45,715	54,386
Investing activities
Additions to property and equipment	(5,520)	(353)
Additions to capitalized software development costs	(6,448)	(4,436)
Net cash used in investing activities	(11,968)	(4,789)
Financing activities
Proceeds from exercise of stock options	7,357	4,706
Debt issuance costs	(2)	—
Proceeds from initial public offering, net	—	206,692
Deferred offering costs	—	(5,637)
Purchase of treasury stock	(140,176)	—
Taxes paid related to net share settlement of equity awards	(2,045)	—
Proceeds from employee stock purchase plan	2,036	—
Other financing activities	—	(91)
Net cash (used in) provided by financing activities	(132,830)	205,670
Net change in cash, cash equivalents, and restricted cash	(99,083)	255,267
Cash, cash equivalents, and restricted cash, beginning of period	349,690	62,591
Cash, cash equivalents, and restricted cash, end of period	$250,607	$317,858

The following table disaggregates the Company’s direct-to-consumer and third-party publishers revenue by redemption and ad & other revenue:

Supplemental Revenue Detail

	Three months ended June 30,		% Change	Six months ended June 30,		% Change
	2025	2024		2025	2024

	(in thousands, except percentages)
Direct-to-consumer revenue
Redemption revenue	$24,620	$32,300	(24)%	$49,824	$65,282	(24)%
Ad & other revenue	12,821	13,975	(8)%	23,996	28,313	(15)%
Total direct-to-consumer revenue	37,441	46,275	(19)%	73,820	93,595	(21)%
Third-party publishers revenue
Redemption revenue	48,588	41,651	17%	96,783	76,658	26%
Ad & other revenue	—	—	—%	—	—	—%
Total third-party publishers revenue	48,588	41,651	17%	96,783	76,658	26%
Total
Redemption revenue	73,208	73,951	(1)%	146,607	141,940	3%
Ad & other revenue	12,821	13,975	(8)%	23,996	28,313	(15)%
Total revenue	$86,029	$87,926	(2)%	$170,603	$170,253	—%

Non-GAAP Financial Metrics
(In thousands, except shares, per share amounts, and percentages)
The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release:

Reconciliation of Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net income (loss)	$2,490	$(33,966)	$3,045	$(24,669)
Add (deduct):
Interest income, net	(2,636)	(2,672)	(6,321)	(867)
Depreciation and amortization	2,445	2,114	4,610	4,023
Stock-based compensation	13,642	44,817	27,394	49,662
Change in fair value of derivative	—	1,385	—	3,085
Loss on debt extinguishment	—	9,630	—	9,630
Restructuring charges	557	—	2,116	—
Provision for income taxes	1,378	3,937	1,306	7,038
Other expense, net	6	29	405	31
Adjusted EBITDA	$17,882	$25,274	$32,555	$47,933
Revenue	$86,029	$87,926	$170,603	$170,253
Net income as a percent of revenue	3%	(39)%	2%	(14)%
Adjusted EBITDA margin	21%	29%	19%	28%

Reconciliation of Adjusted Net Income

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net income (loss)	$2,490	$(33,966)	$3,045	$(24,669)
Stock-based compensation	13,642	44,817	27,394	49,662
Change in fair value of derivative	—	1,385	—	3,085
Loss on debt extinguishment	—	9,630	—	9,630
Restructuring charges	557	—	2,116	—
Adjustment for income taxes	(1,797)	(2,007)	(5,554)	(2,451)
Adjusted net income	$14,892	$19,859	$27,001	$35,257
Revenue	$86,029	$87,926	$170,603	$170,253
Adjusted net income as a percent of revenue	17%	23%	16%	21%

Weighted average common shares outstanding, diluted	30,433,519	25,659,465	31,819,817	17,484,092
Net income (loss) per share, diluted	$0.08	$(1.32)	$0.10	$(1.41)

Adjusted weighted average common shares outstanding, diluted	30,433,519	29,022,347	31,819,817	20,065,490
Adjusted net income per share, diluted	$0.49	$0.68	$0.85	$1.76

Non-GAAP Financial Metrics
(In thousands, except shares, per share amounts, and percentages)
Reconciliation of Free Cash Flow

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$25,855	$35,020	$45,715	$54,386
Additions to property and equipment	(3,626)	(201)	(5,520)	(353)
Additions to capitalized software development costs	(3,374)	(2,121)	(6,448)	(4,436)
Free cash flow	$18,855	$32,698	$33,747	$49,597

Contact

Corporate Communications
Hilary O’Byrne, hilary.obyrne@ibotta.com

Investor Relations
Shalin Patel, shalin.patel@ibotta.com